UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Energy Recovery, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2014, at the Company’s offices in San Leandro, California. Three proposals were submitted to the Company’s stockholders for approval. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2014. The final results for the votes regarding each proposal are set forth below. As of the April 21, 2014 record date for the Annual Meeting, there were 51,507,098 shares of common stock outstanding and entitled to vote, of which 40,739,442 shares of common stock, or a quorum of approximately 79.09%, were represented in person or by proxy.

1.	The stockholders elected three Class III Directors of the Company’s Board of Directors to serve for a three-year term until the 2017 Annual Meeting or until their successors are elected and qualified.

Director	Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes
Robert Yu Lang Mao	28,051,988 (99.08%)	195,704	63,532	12,428,218
Thomas S. Rooney, Jr.	28,032,334 (99.01%)	239,378	39,512	12,428,218
Dominique Trempont	21,678,338 (76.57%)	6,570,880	62,006	12,428,218

2.	The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For (% of votes cast)	Votes Against	Abstentions
40,345,243 (99.03%)	202,612	191,587

3.	The stockholders approved a non-binding advisory resolution relating to executive compensation.

Votes For (% of votes cast)	Votes Against	Abstentions	Broker Non-Votes
18,790,848 (66.37%)	8,985,845	534,531	12,428,218

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014

Energy Recovery, Inc.

By:	/s/ Alexander J. Buehler
Alexander J. Buehler
Chief Financial Officer